HAAS PETROLEUM ENGINEERING
SERVICES, INC.

2100 ROSS AVENUE
SUITE 1450
DALLAS, TEXAS 75201
PHONE (214) 754-7090
FAX (214) 754-7092

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of October 1, 2006, included in the Annual Report on Form 10-KSB of CrossPoint Energy Company for the fiscal year ended September 30, 2006, as well as in the notes to the financial statements included therein.

HAAS PETROLEUM ENGINEERING SERVICES, INC.

By: Robert W. Haas

Date: January 12, 2007